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                                   Exhibit 21


                          SUBSIDIARIES OF RAYONIER INC.

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                                                                               STATE/COUNTRY OF
                       NAME OF SUBSIDIARY*                                INCORPORATION/ORGANIZATION
                       -------------------                                --------------------------

                         EAM Corporation                                           Delaware
                  Forestal Rayonier Chile Ltd.                                     Delaware
                           RAYAD, Inc.                                             Delaware
                          Rayland, LLC                                             Delaware
                     Rayland Properties, LLC                                       Delaware
                   Rayonier Australia PTY Ltd.                                  South Australia
                      Rayonier Canada Ltd.                                  Yukon Territory, Canada
                     Rayonier China Limited                                        Delaware
                      Rayonier CNI Limited                                        New Zealand
                Rayonier de Mexico, S.A. de C.V.                                    Mexico
                     Rayonier Far East Ltd.                                        Delaware
               Rayonier Foreign Sales Corporation                             U.S. Virgin Islands
                Rayonier Forest Management, Inc.                                   Delaware
                Rayonier Forest Resources Company                                  Delaware
                     The Rayonier Foundation                                       New York
                       Rayonier HB Limited                                        New Zealand
                    Rayonier Industries Ltd.                                       New York
        Rayonier International Financial Services Limited                         New Zealand
                  Rayonier New Zealand Limited                                    New Zealand
                    Rayonier MDF New Zealand                                      New Zealand
              Rayonier New Zealand Services Company                                Delaware
                   Rayonier Northland Limited                                     New Zealand
                  Rayonier NZ Holdings Limited                                    New Zealand
                 Rayonier NZ Management Limited                                   New Zealand
        Rayonier Products and Financial Services Company                           Delaware
                Rayonier Pulp Distribution Corp.                                   Delaware
                   Rayonier Singapore Limited                                      Delaware
            Rayonier Timberlands Holding Corporation                            North Carolina
              Rayonier Timberlands Management, Inc.                                Delaware
                   Rayonier Timberlands, L.P.                                      Delaware
          Rayonier Timberlands Operating Company, L.P.                             Delaware
                   Rayonier Wood Products, LLC                                     Delaware
                     Rayonier Woodlands, LLC                                       Delaware
                    REMI Environmental, Inc.                                       Delaware
                     RLA Trading Corporation                                       Delaware
                 Southern Wood Piedmont Company                                    Delaware
                           Taiga, Ltd.                                             Delaware

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*Each of these subsidiaries may conduct business under the name of "Rayonier."